LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of November 18, 2009, (the “Effective Date”) by and among Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and each lender listed on the Schedule of Lenders attached hereto (each, a “Lender” and collectively, the “Lenders”).

RECITALS:

A.          The Company is seeking project funding through borrowed funds which in the aggregate shall not exceed $600,000.

B.           The Company will issue 15% convertible promissory notes (collectively the “Notes” and individually a “Note”) to each Lender evidencing such borrowed funds, which Notes are being offered and sold to the Lenders in reliance upon the exemption from securities registration afforded by Section 4(6) and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.           Each Lender wishes to purchase, and the Company wishes to sell, the Notes upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Lenders agree as follows:

1.           LOAN TRANSACTION.

a.           Loan and Note.  Subject to the terms of this Agreement, the Lender shall loan to the Company, and the Company promises to repay, the funds set forth in the Schedule of Lenders attached hereto (the “Loan”).  Each Loan shall be evidenced and governed by the terms and conditions of the Note, the form of which is attached hereto as Exhibit A.

b.           Payment of Funds; Issuance of Note.  Upon execution of this Agreement by a Lender, such Lender shall deliver to the Company immediately available funds in the principal amount of the Loan to the Company and the Company shall execute and deliver to the Lender a Note representing such Loan.

c.           Conversion Rights.  Each Lender shall have the right to convert the principal amount of and unpaid interest on the Note into shares of common stock of the Company (the “Conversion Shares”) as provided in the Note.

d.           Stock Issuance.  As partial consideration for loaning the funds to the Company, the Company shall issue to the Lender one share of the Company’s common stock for each $2.00 loaned to the Company (the “Bonus Shares”).  The Company shall promptly, but in no event later than five business days following receipt of the loaned funds from the Lender, irrevocably instruct the Company’s transfer Agent to issue and deliver to the Lender a stock certificate representing the Bonus Shares.

e.           Penalty Shares.  In the event the Company fails to repay a Loan, or interest thereon, in full on the maturity date of the Note, the Company will issue an additional one share of the Company’s common stock for each $2.00 of the original principal amount of the Note at the maturity date (the “Penalty Shares”) and the maturity date of the Note shall be extended for one year, as provided in the Note.

f.           Piggyback Registration Rights.  The Company hereby grants to each Lender the one-time right to include the Conversion Shares, the Bonus Shares, and any Penalty Shares held by the Lender (the “Registerable Shares”) in an appropriate registration statement filed by the Company as set forth in Section 4 below.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each of the Lenders as follows:

a.           Organization and Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where failure to be so qualified would not have a material adverse effect on the Company’s business as now conducted.

b.           Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to issue the Notes, to issue the Bonus, Conversion and Penalty Shares, and to carry out and perform its obligations under the terms of this Agreement.

c.           Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which approximately 6,249,244 shares are issued and outstanding as of the Effective Date.  All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable.  There are no other outstanding shares of capital stock or other securities, rights, options, warrants, conversion rights (except potential conversion of amounts owed to Mr. Jorgensen for past consulting fees into shares of Common Stock), or other agreements either directly or indirectly for the purchase of any shares of the Company’s capital stock.

d.           Common Stock.  The holders of the Company’s common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company.  Upon liquidation, dissolution or winding up of our company, and after payment of creditors, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.  Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Holders of the Company’s common stock do not have cumulative voting rights.

e.           Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Notes, the Bonus, Conversion, and Penalty Shares, and the performance of all of the Company’s obligations hereunder has been taken.  This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.  The Bonus, Conversion, and Penalty Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Bonus, Conversion, and Penalty Shares and will be free of any liens or encumbrances created by the Company; provided, however, that the Bonus, Conversion, and Penalty Shares will be subject to restrictions on transfer under applicable securities laws as set forth herein.

f.           Litigation.  There is no action, proceeding or investigation pending, or to Company’s knowledge threatened, against the Company or its officers, directors or stockholders, or, to the Company’s knowledge, against employees or consultants of the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

g.           Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

h.           Current Non-Public Offering.  The Company is currently engaged in a non-public offering of up to 400,000 shares of common stock at $0.70 per share solely to accredited investors.  As of the Effective Date the Company has sold 246,000 shares in this offering and received gross proceeds of $172,200.

3.           REPRESENTATIONS AND WARRANTIES OF THE LENDERS.  Each Lender hereby, as to itself only and for no other Lender, represents and warrants to the Company as follows:

a.           Authorization.  This Agreement, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.           Accredited Investor.  The Lender is an “accredited investor” as defined in Rule 501 of Regulation D.

c.           Restricted Securities.  The Lender understands that the Note and the Bonus, Conversion, and Penalty Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC and are subject to Paragraph (i) of Rule 144 which prohibits reliance on Rule 144 by persons holding shares of non-reporting former shell companies until the issuer files a registration statement with the SEC and has filed all periodic reports for a period of at least one year from the filing date of the registration statement.  Therefore, the Lender is prepared to hold the Note and the Bonus, Conversion, and Penalty Shares for an indefinite period.

d.           Investment Purpose.  The Lender acknowledges that the Note and the Bonus, Conversion, and Penalty Shares are being purchased for his, her, or its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The Lender further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Note or the Bonus, Conversion, or Penalty Shares.

e.           Limitations on Resale; Restrictive Legend.  The Lender acknowledges that he, she, or it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Note or the Bonus, Conversion, or Penalty Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The Lender also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Notes and the Bonus, Conversion, and Penalty Shares stating that the securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the securities.

f.           Information. The Lender, or if the Lender is any entity, its undersigned representative, has been furnished (i) with all requested materials relating to the business, finances, management, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Lender by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the loan transaction.

g.           Knowledge and Experience in Business and Financial Matters.  The Lender, either individually or together with his, her, or its purchaser representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the loaned funds would not be material when compared with his, her, or its total financial capacity.

h.           No Advertisements.  The Lender is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

i.           Relationship to Company. The Lender, either individually or, if an entity, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his or her business or financial experience (or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company), the Lender has the capacity to protect his, her, or its own interests in connection with the loan.

j.           No Public Market.  The Lender understands that no public market now exists for the common stock of the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

k.           Brokers or Finders.  The Lender has not engaged any brokers, finders, or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fee or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.           PIGGYBACK REGISTRATION RIGHTS.  The Company hereby grants to the Lenders the following piggyback registration rights:

a.           Registration Statement.

i.           Right to Piggyback.  If the Company proposes to undertake an offering of shares of its common stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of the Registerable Shares held by the Lender  (a “Piggyback Registration”), the Company will give prompt written notice to each Lender holding Registerable Shares of its intention to effect such a registration (each, a “Piggyback Notice”) and, subject to Sections 4(a)(ii) and (iii) below, the Company will use its best efforts to cause to be included in such registration all Registerable Shares held by the Lenders with respect to which the Company has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice.

ii.          Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (a) first, the securities the Company proposes to sell and (b) second, the Registerable Shares requested to be included in such registration and any other securities requested to be included in such registration that are held by persons other than the Lenders pursuant to registration rights, pro rata among the Lenders holding Registerable Shares and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

iii.        Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Lenders holding the Registerable Shares (the “Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registerable Shares requested be include in such resignation hereunder, pro rata amount the Lenders holding the Registerable Shares requesting such registration on the basis of the number of shares of such securities owned by each such holder.

iv.           Selection of Underwriters.  In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and managers(s) to administer the offering.

b.           Registration Procedures.

i.         Registration.  The Company will use its reasonable best efforts to effect the registration of such Registerable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)          Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registerable Shares and use its reasonable best efforts to cause such registration statement to become effective.

(b)          Amendments and Supplements.  Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

(c)           Provisions of Copies.  Promptly furnished to each seller of Registerable Shares the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller.

(d)           Prospectus Updating.  Promptly notify each seller of such Registerable Shares when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any of the following events  (i) the occurrence of one or more event which, individually or together, represents a fundamental change in the information contained in the prospectus included with such registration statement; (ii) any material addition or change on the plan of distribution; or (iii) any event which would cause the information in the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.  In such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus.

(e)           Due Diligence.  Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

(f)           Deemed Underwriters or Controlling Persons.  Permit any Lender holding the Registerable Shares which person, in such person’s reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such person and to the Company and furnished to the Company in writing, which in the reasonable judgment of such person and its counsel should be included.

(g)          Management Availability.  In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for “road show” meetings.

(h)      Stop Orders.  Promptly notify the holders of the Registerable Shares of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement.  In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

ii.           Further Information.  The Company may require each Lender holding Registerable Shares to furnish to the Company in writing such information regarding the proposed distribution by such person of such Registerable Shares as the Company may from time to time reasonably request.

iii.           Notice to Suspend Offers and Sales.  Each Lender participating in the registration of the Registerable Shares severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(b)(i)(d) or 4(b)(i)(h) hereof, such person will forthwith discontinue disposition of the Registerable Shares pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 4(b)(i)(d) or until the withdrawal of such order under Section 4(b)(i)(h).

iv.          Reference to Lenders.  If any such registration or comparable statement refers to any Lender by name or otherwise as the holder of any securities of the Company and if, in the Lender’s reasonable judgment, such Lender is or might be deemed to be a controlling person of the Company, such Lender shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Lender and the Company and presented to the Company in writing, to the effect that the holding by such Lender of such securities is not to be construed as a recommendation by such Lender of the investment quality of the Company’s securities covered thereby and that such holdings do not imply that such Lender will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Lender by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Lender, provided that with respect to this clause (b) such Lender shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

c.           Registration Expenses.

i.           Expense Borne by Company.  Except as specifically otherwise provided in Section 4(c)(ii) below, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the “Registration Expenses”).

ii.           Expense Borne by Selling Security Holders.  Each Lender will be responsible for payment of his, her, or its own legal fees (if such Lender retains legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling security holders divided among such security holders (including the Company and holders of the Company’s securities other than Registerable Shares, to the extent that securities are being registered on behalf of such persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

d.           Indemnification Section.

i.             Indemnification by Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each Lender holding Registerable Shares and each person who controls (within the meaning of the Securities Act) such holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rules or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Company by such person expressly for use therein; (ii) caused by such person’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such person’s failure to discontinue disposition of shares after receiving notice from the Company pursuant to Section 4(b)(iii) hereof.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Lenders holding the Registerable Shares.

ii.           Indemnification by Holder.  In connection with any registration statement in which a Lender holding Registerable Shares is participating, each such Lender will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Lender expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Lender and will be limited to the net amount of proceeds received by such Lender from the sale of Registerable Shares pursuant to such registration statement. In connection with an underwritten offering, each such Lender will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Company.

iii.           Assumption of Defense by Indemnifying Party.  Any person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

iv.           Binding Effect.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.  Each Lender holding Registerable Shares also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such person’s indemnification is unavailable for any reason.

5.           ADDITIONAL COVENANTS.

a.           Financial and Business Information.  Until the Maturity Date (as defined in the Note), the Company shall deliver to each of the Lenders so long as such Lender holds a Note:

i.           Quarterly Statements - as soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company’s fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

ii.           Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

(a)           consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year; and

(b)           consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

b.           Reservation of Common Stock.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance of the Conversion and Penalty Shares in such amount as may be required to fulfill its obligations in full under the Notes.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Notes, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

c.           Use of Proceeds.  The loaned funds will be used to develop, mine, truck and process ores of the Yellow Hammer Pit as well as the B Zone and C Zone; to haul and process ores at either or both the Cactus Mill Site and/or the Marysville Mill site; for overhead costs of the Company directly associated with this project; for the purchase of mining equipment specific to this project; and to pay the legal costs for the preparation of the documents for this transaction.

6.           MISCELLANEOUS.

a.           Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service, or (b) three business days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, to the party entitled to receive the same, if to the Company at 8921 N. Indian Trail Road, #288, Spokane, WA 99208, Attention: Robert E. Jorgensen, CEO, or if to the Lender, at the address set forth on the Signature Page of this Agreement, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this paragraph.

b.           Attorneys’ Fees.  Should either party hereto default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue therefrom, or in pursuing any remedy provided hereunder or by the statutes of any state.

c.           Governing Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Washington (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the County of Spokane, State of Washington and in no other place.

d.           Rights Are Cumulative.  The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law.  No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

e.           Waiver and Amendment.  None of the provisions hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

f.           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

g.           Headings.  The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

h.           Exhibits.  Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

i.           Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused their respective signature page to this Loan Agreement to be duly executed by their respective authorized signatories as of the day and year set forth below

COMPANY:	Desert Hawk Gold Corp.

Date: November 27, 2009	By:	/s/ Robert E. Jorgensen
Robert E. Jorgensen, Chief Executive Officer

LENDERS:	West C. Street LLC

Date: November 20, 2009	By:	/s/s Richrad Meadows
Richard Meadows, Manager
21838 NE 102nd Street
Redmond, WA 98053

IBEARHOUSE LLC

Date: November 30, 2009	By:	/s/ Kelley Price
Kelley Price, Manager
7806 NE 10th Street
Medina, WA 98039

SCHEDULE OF LENDERS

Name of Lender	Amount of Loan	Number of Bonus Shares	Number of Conversion Shares (excluding interest)	Number of Penalty Shares
West C. Street LLC	$300,000	150,000	200,000	150,000
IBEARHOUSE LLC	$300,000	150,000	200,000	150,000
TOTAL	$600,000	300,000	400,000	300,000